Exhibit 10.71

CONFIDENTIAL TREATMENT GRANTED. *********** INDICATES OMITTED MATERIAL THAT HAS BEEN GRANTED CONFIDENTIAL TREATMENT BY THE COMMISSION. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

A.N.:130339

AMD_00109207.0

AMENDMENT

Date of Amendment: September 11, 2013

AMENDMENT to the Index License Agreement for Funds dated as of March 18, 2000 with MSCI internal reference IXF_00040 (as previously amended, the “Agreement”) by and between MSCI Inc. (f/k/a Morgan Stanley Capital International Inc.) (“MSCI”) and BlackRock Institutional Trust Company, N.A. (formerly known as Barclays Global Investors, N.A.) (“Licensee”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

1.	Effective as of the date of this Amendment, Exhibit A of the Agreement is hereby amended to add the following Index:

•	MSCI All Ireland Capped Index

For the avoidance of doubt, the terms contained in Exhibit B of the Agreement shall apply to all Funds based on The MSCI All Ireland Capped Index; provided that in addition to listing and trading the Funds on a U.S. domiciled exchange, Funds based on the MSCI All Ireland Capped Index also may be listed and traded on stock or security exchanges domiciled in:

Mexico

Chile

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License Fees set forth in the Agreement, as amended, shall apply with respect to all Funds based on the MSCI All Ireland Capped Index. All listed Funds must be issued, sold and traded on a public basis in accordance with the applicable securities law. All other terms and restrictions contained in Exhibit B shall apply.

2.	Effective as of the date of this Amendment, Licensee may use the Index identified in Section 1 above and the Marks solely with respect to the following exchange traded funds (which shall be deemed to be a “Fund” as such term is used in the US Agreement):

•	iShares MSCI Ireland Capped ETF

For the avoidance of doubt, the terms and restrictions set forth in Exhibit B of the Agreement shall apply to the above Fund.

The License Fees set forth in the Agreement, as amended, shall apply with respect to the above Fund.

3.	This Amendment is intended to amend and operate in conjunction with the Agreement and, together, this Amendment and the Agreement constitute the complete and exclusive statement of the agreement between the parties, and supersede in full all prior proposals and understandings, oral or written, relating to the subject matter hereof. To the extent that any terms of this Amendment conflict with any terms of the Agreement, the terms of this Amendment shall control. No right or license of any kind is granted to Licensee except as expressly provided in the Agreement and this Amendment.

4.	MSCI may terminate this Amendment with respect to the Index identified in Section 1 above in the event that Licensee does not cause the Fund set forth in Section 2 above to track such Index within one (1) year of the date of this Amendment.

5.	This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict or choice of laws principles.

6.	Effective upon the date when the Fund set forth in Section 2 above ceases to track the MSCI Ireland Investable Market 25-50 Index and begins to track the Index identified in Section 1 above, the Amendment dated December 15, 2009 between MSCI and Licensee with MSCI internal reference ADD_01420, shall be amended to delete all references to (i) the MSCI Ireland Investable Market 25-50 Index and (ii) the iShares MSCI Ireland Capped Investable Market Index Fund.

LICENSEE: BlackRock Institutional Trust Company, N.A.		MSCI INC.

By	/s/ Timothy Meyer	By	/s/ David Kinzelberg
Name	Timothy M. Meyer	Name	David Kinzelberg
Title	M. Director	Title	Executive Director
Date	9/18/13	Date	Oct 1, 2013

LICENSEE: BlackRock Institutional Trust Company, N.A.

By	/s/ Jenni Lee
Name	Jenni A. Lee
Title	Director
Date	9/18/13

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